EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

TheStreet, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-189503, No. 333-145295 and No. 333-185023) of TheStreet, Inc. of our reports dated March 5, 2015, relating to the consolidated financial statements, the effectiveness of TheStreet Inc.’s internal control over financial reporting, and schedules of TheStreet, Inc., which appear in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York
March 5, 2015